UNITED STATES
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GSI Commerce, Inc.

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The following FAQ was provided to certain employees of GSI Commerce, Inc. by NRG Commerce, LLC on April 27, 2011:
Acquisition FAQ for Employees within Rue La La, ShopRunner, and GSI’s Licensed Sports Merchandise (including Fanatics) Moving to NRG Commerce, LLC
Overview/General Questions

1. Who is eBay? What do they do?	Founded in 1995 in San Jose, Calif., eBay Inc. connects millions of buyers and sellers globally on a daily basis through eBay, the world’s largest online marketplace, and PayPal, which enables individuals and businesses to securely, easily and quickly send and receive online payments. eBay also reaches millions through specialized marketplaces such as StubHub, the world’s largest ticket marketplace, and eBay Classifieds sites, which together have a presence in more than 1,000 cities around the world.

2. Why did eBay enter into an agreement to acquire GSI? What is eBay’s vision for GSI?	eBay has stated that the acquisition of GSI, combined with eBay Marketplaces and PayPal, will enhance eBay’s position as the leading strategic global commerce partner of choice for retailers and brands of all sizes.

eBay has also stated that it expects that GSI will benefit from eBay’s global platform and technology capabilities, and that its clients will be able to leverage eBay Marketplaces and PayPal services.

Please be aware that no assurances can be provided that the acquisition of GSI by eBay will be completed.

3. What is the purchase price of the acquisition?	eBay will acquire GSI for $29.25 a share in cash, without interest, for total consideration of approximately $2.4 billion.

4. When does the acquisition officially close?	The transaction is subject to customary closing conditions, including certain regulatory and stockholder approvals. The transaction is expected to close in Q3 2011.

The Newly Formed Holding Company: NRG Commerce

1. When and how will the formation of the new company take place? What agreements does GSI have with eBay until then?	The new company, NRG Commerce, LLC (“NRG Commerce”), was formed on March 22, 2011 as a privately held company incorporated in Delaware. NRG Commerce is wholly-owned by Michael Rubin. Upon the completion of eBay’s acquisition of GSI, eBay has agreed to sell a majority of Rue La La and ShopRunner as well as 100% of GSI’s Licensed Sports Merchandise business (which we refer to collectively as the “divested businesses”) to NRG Commerce (we refer to this transaction as the “divestiture transaction”). Upon the completion of the divestiture transaction, the divested businesses will be operated as subsidiaries of NRG Commerce. NRG Commerce is planning to transition the operations of the excluded businesses to be subsidiaries of NRG Commerce after the deal closes but business of the excluded businesses will be conducted as usual prior to that time.

2. How will the new company be financed?	Michael Rubin is personally committing $31 million of capital to NRG Commerce to fund a portion of the purchase price for the divested businesses. The remaining $467 million of the purchase price will be funded with a loan from GSI ($30 million of which will be personally guaranteed by Michael Rubin). In addition, eBay has agreed to cause GSI to make certain capital contributions to the divested businesses on or prior to the closing of the divestiture transaction.

3. Does NRG Commerce lose anything by not being part of the larger entity?	NRG Commerce believes that focusing 100% of its energy around three consumer-facing brands offers the flexibility and freedom to grow NRG Commerce’s businesses in the direction NRG Commerce wants and will deliver the best long-term results.

4. Who will be on the management team of the new company with Michael Rubin?	The nearly 1300 employees of the Licensed Sports Merchandise businesses, Rue La La and ShopRunner, upon the completion of the divestiture transaction, will continue to be led by the management teams of their respective businesses. Collectively, the leaders of the Licensed Sports Merchandise businesses, Rue La La and ShopRunner will provide operating leadership supported by Michael Rubin and a small management team that he is currently assembling. He is looking forward to spending time with each of the businesses to advise them in the areas of strategy, growth, and innovation. Recently, Mark Menell, who has served on GSI’s board over the last 11 years, has joined NRG Commerce as acting CFO. Additional members of the NRG Commerce management team will be announced upon the completion of the acquisition.

5. Will Michael Rubin bring over any GSI employees to the new company outside the divested businesses?	Michael Rubin has agreed that, following completion of the divestiture transaction, he will not solicit GSI employees for a specified period, other than a limited number of identified employees who will be joining NRG Commerce or its subsidiaries. It is very important to him to ensure the successful combination of GSI and eBay. He recognizes that GSI’s exceptional employee base is one of the key assets that eBay sought.

6. Where will NRG Commerce be located? Will NRG Commerce move the equipment, including catalog equipment, to the divested businesses?	NRG Commerce will be based in the Philadelphia area. NRG Commerce has just begun a search in the Conshohocken, PA area. NRG expects that it will share details as they become available, including information on equipment re-location.

7. What are the long term plans for NRG Commerce?	NRG Commerce and its management team will dedicate all their energy to focusing on the Licensed Sports Merchandise, Rue La La, and ShopRunner businesses. As Michael Rubin has publicly stated, he has little interest in starting brand new companies outside these businesses.

8. What will NRG Commerce’s relationship to eBay/GSI be?	Upon the completion of the divestiture transaction, the relationship between eBay and NRG Commerce will be twofold. First, eBay will be a minority investor holding a 30 percent stake in each of Rue La La and ShopRunner. Second, NRG Commerce will operate as a completely independent company and anticipates leveraging leading product and services from eBay/GSI where it makes sense for the business, such as technology, payments and order processing, customer service, and various marketing services.

9. What does it mean to be a “holding company”?	A holding company is a parent organization that owns and controls other companies. In the case of NRG Commerce, it means that upon the completion of the acquisition from eBay, NRG will maintain 100% ownership of the Licensed Sports Merchandise business (including Fanatics) as well as 70% ownership stakes in Rue La La and ShopRunner. The holding company will also provide certain centralized services such as tax, audit, compliance, etc.

10. Will the businesses have Boards of Directors?	Rue La La will have a board of 5 directors including Michael Rubin, Ben Fischman, an eBay director and 2 other directors appointed by NRG Commerce. ShopRunner will also have a board of 5 directors including Michael Rubin, Michael Golden, an eBay director and 2 other directors appointed by NRG Commerce.

Operations

1. Will we still use GSI Marketing Services (including TrueAction)?	Yes. The new company will continue to leverage marketing services from eBay/GSI in many cases.

2. What technology platform will we use? Is v11 still in play?	Yes. GSI will continue on its current development path for v11 and, as part of the newly formed company, we anticipate that we will be able to leverage the v11 platform.

3. What will the impact of the divesture have on efficiencies such as shipping rates?	Upon closing of the divestiture transaction, the excluded businesses will transition to its own freight agreement.
Licensed Sports

1. When and how will the separation of the new company take place? What about the integration of Fanatics?	The excluded businesses will begin operating as wholly-owned subsidiaries of NRG Commerce after the divestiture transaction is closed, which is expected to occur in Q3 2011. Until then, it is important to understand that it will be business as usual for everyone. We have begun planning for the change, but no changes will be in effect until after the deal is closed. Please be aware that no assurances can be provided that the acquisition will be completed. It is NRG Commerce’s understanding that most business integration activities that are underway for Fanatics will remain on course.

2. Where will the Sports Licensing business be located?	Current plans are for the Licensed Sports Merchandise business to maintain PA and FL locations.

3. What warehouse and customer care facility will NRG Commerce use?	As part of the proposed sale of the Licensed Sports Merchandise, Rue La La, and ShopRunner businesses, NRG Commerce will acquire GSI’s Shepherdsville and National Turnpike facilities in Kentucky. The 400,000 sq. ft. Shepherdsville warehouse, which primarily serves Rue La La, and the existing 550,000 sq. ft. Fanatics facility in Jacksonville, FL warehouse, which serves the Licensed Sports Merchandise business, will both become assets of the new company. As the companies’ fulfillment needs expand, NRG Commerce will explore adding future facilities as well as leveraging GSI’s fulfillment services. Internationally for Canada and Europe, NRG Commerce anticipates that the divested businesses will use GSI’s fulfillment offerings.

NRG Commerce anticipates that it will leverage customer service services from GSI following the eBay acquisition, as well as its dedicated Fanatics customer care facility.

4. Who will service the league accounts?	NRG Commerce does not expect that there will be any changes for the clients of the divested businesses following the acquisition of the Licensed Sports Merchandise business from GSI. NRG Commerce expects that the team that currently services the league accounts, led by Steve Bontempo, will continue to do so for the foreseeable future.

5. Will the Licensed Sports Merchandise business continue to make their assortment of licensed merchandise available to retailers such as Dick’s Sporting Goods, The Sports Authority, and Modell’s?	Yes, NRG Commerce’s intent is to continue to make such inventory available to sporting goods retailers.

6. Will GSI become a competitor to the Leagues via Fanatics?	The primary business of the Licensed Sports Merchandise business is to serve the leagues. With the market for licensed sports merchandise estimated to be $15 billion, we think there continues to be tremendous opportunity for all parties.

7. What will happen to the customization team?	Customization will be an important and growing part of NRG Commerce’s Licensed Sports Merchandise business upon the completion of the transaction. NRG Commerce has no expectation at this time to make changes regarding this team. In fact, NRG Commerce is excited about the potential to expand the capabilities of National Turnpike facility.

8. What will happen to the catalog group?	The catalog group will remain within the Licensed Sports Merchandise business and, therefore, will become part of the NRG businesses after the acquisition is completed.

9. Will all direct sourcing continue?	Yes, NRG Commerce believes direct sourcing represents a large market opportunity and plans to pursue it.

What’s Next for Employees and Clients of the New Company?

1. Will there be any other staffing changes or layoffs when the new company is formed?	For Michael Rubin, this transaction is all about growth and not about cost synergies and headcount reductions. NRG Commerce’s primary focus will be on aggressively scaling the businesses to capture their full market potential. Planning for the structure of the new company is underway, but there will be no changes until the divestiture transaction closes.

2. Will the employee benefits change (e.g., healthcare plan, 401K, profit-sharing etc.) for those employees of the divested businesses? If yes, when will these changes take place?	Over the next few months, NRG Commerce will evaluate existing GSI employee benefits to determine how to best provide benefits for the employees of the newly formed company. NRG Commerce expects that benefits for all NRG Commerce employees will remain generally the same as such employees are currently receiving from GSI. NRG Commerce expects that it will work with GSI’s benefits team to ensure a smooth transition to any new employee benefit programs.

3. What impact will there be on other employee benefits and policies, such as tuition reimbursement, maternity leave, etc.?	NRG Commerce will evaluate the full spectrum of GSI benefits over the coming months and will share details of changes, if any, which will occur under the new company once the divestiture transaction closes. NRG Commerce plans to build a strong company that offers market competitive benefits to its employees.

4. Will my base salary change as an employee of a divested business?	No. There are no plans to make any changes to your base salary if NRG Commerce acquires the divested businesses. To the extent you have outstanding GSI equity awards, please see the memorandum dated April 4, 2011 that was circulated to you earlier this month.

5. Is there somewhere I can get more information about the acquisition?	You can link to a website for all of the information related to this announcement at http://changingshopping.ebayinc.com

6. What if someone other than a client, perhaps someone from the media, an analyst firm, or potentially competitors or investors, calls and starts asking me questions about this event. What should I say?
Media inquiries should be referred to Kelly Henry, Director, GSI Corporate Marketing (henryke@gsicommerce.com 610.491.7474). If you aren’t sure who is calling, take their name and number and send contact details to Kelly Henry.

Refer ALL investor/financial analyst inquiries to Steve Somers, GSI Director, Investor Relations (ir@gsicommerce.com or 610.491.7068). If you aren’t sure who is calling, take their name and number and send contact details to Steve Somers.

Caution Regarding Forward Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay Inc. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay Inc. intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.